UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2020 (January 16, 2020)

Emerald Expositions Events, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31910 Del Obispo Street Suite 200 San Juan Capistrano, California	92675
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Philip Evans as Chief Financial Officer
On January 16, 2020, Philip Evans, the Chief Financial Officer (“CFO”) of Emerald Expositions Events, Inc. (the “Company”), provided notice to the Board of Directors of the Company (the “Board”), that he intends to resign from the positions of CFO, principal financial officer and principal accounting officer of the Company immediately subsequent to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (such date, the “Effective Date”). Mr. Evans will stay on with the Company as an employee through March 31, 2020 (the “Separation Date”) in order to assist in a reasonable transition of responsibilities to his successor. Mr. Evans indicated that his resignation is not the result of any disagreement of any sort with the Company on any matter relating to the Company’s operations, policies or practices.
In connection with his resignation from the Company, Mr. Evans, Emerald Expositions, LLC (“Emerald”), and, solely for the purposes of Sections 2(b) and 2(c) thereof, the Company, have entered into a Separation and Release Agreement dated January 16, 2020 (the “Separation Agreement”).  Under the Separation Agreement, in consideration for his continued service through the Separation Date and his agreement to a general release and certain other standard terms and conditions, Emerald has agreed to provide Mr. Evans with the following severance pay and benefits:
Subject to Mr. Evans’ delivery of an irrevocable release of claims as provided by the terms of the Separation Agreement, following the Separation Date, Mr. Evans is entitled to receive (i) an amount equal to $1,000,000, payable in equal installments over a 12-month period following the Separation Date (the “Severance Period”); (ii) to the extent permitted under Emerald’s plans, continuation on the same terms as an active employee of medical insurance benefits for Mr. Evans and his dependents that Mr. Evans would otherwise be eligible to receive as an active employee through the end of the Severance Period or, if earlier, the date on which he becomes eligible for benefits from a subsequent employer; and (iii) payment of his annual bonus for the 2020 fiscal year in an amount equal to his target annual bonus opportunity in respect of the 2020 fiscal year (such amount having been previsouly determined by the Chief Executive Officer (the “CEO”) of the Company in consultation with the Compensation Committee of the Board), to be pro-rated based on the number of days worked by Mr. Evans in 2020 and paid at the time when annual bonuses are paid generally. In addition, notwithstanding anything to the contrary in the Company’s equity compensation plan or any award agreement with Mr. Evans, all stock options previously granted to Mr. Evans shall continue to vest in accordance with their terms for a one-year period following the Separation Date, and shall continue to be exercisable by Mr. Evans for an eighteen-month period following the Separation Date.  Further, notwithstanding anything to the contrary in the Company’s equity compensation plan or any award agreement with Mr. Evans, all restricted stock units (“RSUs”) previously granted to Mr. Evans and scheduled to vest within the one-year period following the Separation Date shall continue to vest and settle in accordance with their terms; provided, however, that any RSUs scheduled to vest after February 28, 2021 shall instead vest on February 28, 2021 and settle no later than March 15, 2021.
The Separation Agreement also provides that Mr. Evans shall be subject to perpetual confidentiality and non-disparagement covenants, and, during the Severance Period, non-competition and non-solicitation covenants.
A complete copy of the Separation Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
Appointment of David Doft as Chief Financial Officer
The Company also announced that David Doft, 48, has joined the Company as of January 16, 2020. As part of an orderly transition, Mr. Doft will succeed Mr. Evans as the Company’s CFO effective from the Effective Date. Mr. Doft will also succeed Mr. Evans as the Company’s designated principal financial officer and principal accounting officer for Securities and Exchange Commission (“SEC”) reporting purposes, effective from the Effective Date.

Before joining the Company, Mr. Doft served as Chief Financial Officer of MDC Partners, a leading global provider of marketing, advertising, activation, communications and strategic consulting solutions, from August 2007 to August 2019, where he was responsible for all aspects of agency operations, financial reporting and compliance, corporate finance, treasury and investor relations and helped architect and launch the company’s venture investing strategy, and materially increase the company’s digital expertise organically and through acquisition. From January 2019 to March 2019, Mr. Doft also served as interim co-CEO of MDC Partners. Prior to joining MDC Partners, Mr. Doft held a variety of senior roles in finance and investment banking firms. Mr. Doft holds a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Mr. Doft was not selected as CFO pursuant to any arrangement or understanding with any other person. There are no related person transactions (or proposed related person transactions) with respect to Mr. Doft reportable under Item 5.02(c) of Form 8-K and Item 404(a) of Regulation S-K since the beginning of the Company’s last fiscal year. There are no family relationships to disclose with respect to Mr. Doft reportable under Item 401(d) of Regulation S-K.
Doft Compensation Arrangements

On January 16, 2020, the Board approved an Employment Agreement by and among Emerald, Mr. Doft, and, solely for the purposes of Sections 2.3 and 8.1 thereof, the Company, effective January 16, 2020 (the “Doft Employment Agreement”).  A complete copy of the Doft Employment Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Mr. Doft will serve as an employee of Emerald commencing on January 16, 2020 (the “Doft Commencement Date”), and will assume the role of CFO upon the Effective Date. The Doft Employment Agreement provides for an indefinite term, subject to the termination provisions of the Doft Employment Agreement summarized below. It entitles Mr. Doft to (a) an annual base salary of $480,000; (b) an annual bonus, with a target annual bonus equal to $520,000, dependent on satisfaction of Company performance goals and other criteria as set by the Board; (c) a signing bonus of $400,000, payable in two equal installments on the first payroll date of each of 2021 and 2022, subject to Mr. Doft’s continued employment on each of December 31, 2020 and December 31, 2021, respectively (the “Signing Bonus”); (d) eligibility to participate in all benefits programs for which other senior executives of Emerald are generally eligible; (e) eligibility to take an unlimited number of vacation days, pursuant to Emerald’s MyTime policy; (f) reimbursement for reasonable, documented business expenses; and (g) perquisites in the form of (i) business class travel on flights approximately two hours or longer; and (ii) reimbursement up to $15,000 for reasonable, documented legal fees incurred in connection with the drafting, negotiation and execution of the Doft Employment Agreement.

In the event of a termination of employment for any reason, Mr. Doft shall be entitled to payment of any earned but unpaid base salary, vested benefits in accordance with the applicable employee benefit plan, unreimbursed business expenses, and (except in the case of a termination by Emerald for cause or by Mr. Doft without good reason and not for death or disability (each as defined in the Doft Employment Agreement)) earned but unpaid annual bonus for calendar years completed prior to the termination date.

In addition, upon a termination of Mr. Doft’s employment other than for cause, death, or disability, or upon a termination for good reason, and subject to Mr. Doft’s execution and non-revocation of a general release of claims against the Company and Emerald, Mr. Doft shall be entitled to receive: (a) an amount equal to one times the sum of Mr. Doft’s annual base salary as of the date of termination, and (1) if such termination occurs prior to March 31, 2022, the greater of (x) the annual bonus actually paid to Mr. Doft for the previous calendar year, and (y) Mr. Doft’s target annual bonus, or (2) if such termination occurs on or subsequent to March 31, 2022, the annual bonus actually paid to Mr. Doft for the previous calendar year, paid in equal installments over 12 months following his termination; (b) an amount equal to Mr. Doft’s pro-rata bonus for the year of termination, based on the actual performance of the Company for the full year (the “Pro-Rata Bonus”), paid at the time when annual bonuses are paid generally; (c) an amount equal to any unpaid portion of the Signing Bonus; and (d) subject to the timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and Mr. Doft’s copayment of premiums associated with such coverage consistent with amounts paid by Mr. Doft during the year of termination, monthly reimbursement of the excess costs of continued health benefits for himself and his covered dependents for the twelve month period following the date of termination. Upon a termination of employment due to his death or disability, Mr. Doft is entitled to receive a cash amount equal to the Pro-Rata Bonus, paid at the time when annual bonuses are paid generally.

Mr. Doft is subject to perpetual confidentiality and non-disparagement covenants and, during his employment with Emerald and for 12 months immediately thereafter, non-competition and non-solicitation covenants.
The Doft Employment Agreement also entitles Mr. Doft to receive an initial equity grant, pursuant to the Company’s 2017 Omnibus Equity Plan (the “Plan”). His initial grant shall consist of RSUs, which shall have an aggregate value of $600,000 on the date of grant (the “Doft RSU Grant”). For future years, Mr. Doft will be eligible to receive equity grants commensurate with his position, which grants are anticipated to have a value of $600,000 on the date of grant, to be determined by, and subject to increase or decrease at the discretion of, the Compensation Committee of the Board, consistent with its approach to equity grants to other senior executives. On January 16, 2020, the Board approved the Doft RSU Grant, which is expected to be entered into on the Doft Commencement Date, subject to his execution of a Restricted Stock Unit Award Agreement (the “RSU Award Agreement”). A complete copy of the RSU Award Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The Doft Employment Agreement also entitles Mr. Doft to receive an additional one-time performance-based share award under the Plan, with a total award value of up to $4,900,000 and vesting linked to the Company’s achievement of certain sustained share prices during Mr. Doft’s employment, the terms of which are summarized immediately below.

Doft Performance Equity Grant

On January 16, 2020, the Board approved a Performance Based Share Award Agreement, by and between the Company and Mr. Doft, which is expected to be entered into on the Doft Commencement Date (the “Performance Award Agreement”), pursuant to which Mr. Doft shall be entitled to receive a one-time performance-based share award under the Plan (the “Performance Award”). A complete copy of the Performance Award Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

The Performance Award Agreement provides that Mr. Doft’s right to receive shares in settlement of the Performance Award shall vest based upon achievement of the closing share prices as set forth in the schedule below for a period of at least sixty out of the preceding ninety trading days (each such share price a “Vesting Threshold”).  Upon achievement of each relevant Vesting Threshold, Mr. Doft shall be issued a number of shares equal to the corresponding award value identified in the schedule below, divided by the closing price per share on the trading day upon which the relevant Vesting Threshold was satisfied.

60/90 Trading Day Closing Share Price (Vesting Thresholds)	Award Value
At least $18.00 per Share	$700,000
At least $20.00 per Share	$1,000,000
At least $22.00 per Share	$1,400,000
At least $24.00 per Share	$1,800,000

In the event of a change in control, if the price per share paid by the buyer is greater than or equal to any of the Vesting Thresholds above (to the extent still unsatisfied), such portion of the Performance Award shall vest upon the closing of such change in control by treating such price per share paid by the buyer as having satisfied the applicable Vesting Threshold(s), and any remaining unvested portion of the Performance Award shall be forfeited as of the closing of such change in control.

In the event of a termination of employment for any reason, the unvested portion of the Performance Award shall terminate, except that upon a termination of employment other than for cause, or upon a termination for good reason within the period that is six months prior to the execution of an agreement providing for a change in control through the date of a change in control, any unvested shares subject to the Performance Award shall remain eligible to vest in accordance with the Performance Award Agreement’s vesting conditions, including in the event of a change in control. Upon a termination for cause, both vested and unvested portions of the Performance Award shall be immediately and automatically forfeited for no consideration.

The Performance Award Agreement provides that Mr. Doft shall not sell, transfer, assign, pledge or otherwise encumber or dispose of any shares issued upon settlement of any portion of the Performance Award prior to the first to occur of (i) one year following the applicable settlement date, and (ii) the occurrence of a change in control.
Item 7.01. Regulation FD Disclosure.
 On January 16, 2020, the Company issued a press release announcing the intended resignation of Philip Evans as CFO, and the appointment of David Doft as Mr. Evans’ successor as CFO.
The press release is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Emerald Expositions Events, Inc. dated January 16, 2020, announcing the naming of David Doft as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2020		EMERALD EXPOSITIONS EVENTS, INC.

	By:	/s/ David Gosling
David Gosling
Senior Vice President, General Counsel and Secretary